UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): November 12, 2009

Cal-Maine Foods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-04892	64-0500378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Woodrow Wilson Avenue
Jackson, MS 39207
(Address of principal executive offices (zip code))

601-948-6813
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Cal-Maine Foods, Inc. (the “Company”) and Metropolitan Life Insurance Company (“Lender”) have entered into a Loan Agreement dated November 12, 2009 (the “Agreement”), pursuant to which the Company has issued a Secured Promissory Note due November 1, 2019 for borrowings in the principal amount of up to $30,000,000 (the “Note”).  The proceeds of the Note are to be used by the Company for general working capital purposes. Payment of the Note will be secured by mortgages, security agreements, assignments of lease and rents (collectively, the “Security Instruments”) with respect to certain of the Company’s  egg production,  feed mill, grain storage and related facilities located in Florida.  Interest on the borrowings drawn under the Note will be at the annual rate of 6.20%.

The Agreement, a copy of which is filed as Exhibit 10.3(e) to this Current Report, sets forth customary representations and warranties such as those concerning the complete and fair presentation of the Company’s financial condition in Company financial statements provided to the Lender, the absence of material changes, organization and good standing of the Company, good title to properties, licenses, litigation and other such matters.

Under the terms of the Agreement, the Company is obligated to make fixed monthly payments on the unpaid amount of principal, and accrued interest, under the Note.  Optional prepayment provisions commence on December 1, 2010.

Upon the Lender’s request, the Company must prepay the outstanding balance of the Note, at a prepayment price, in the event of a change in control of the Company.  As provided in the Agreement, a change would occur if any person owns 50% or more of the outstanding voting power of the Company, other than Fred Adams, Jr., the current Chairman of the Board of Directors and Chief Executive Officer, including members of his immediate family.

The Agreement also contains customary affirmative covenants relating to punctual payment of the Note, payment of taxes, corporate existence maintenance of properties and insurance, and other such covenants.

So long as the Note is outstanding as to any amount of borrowing, the Company also will be subject to various covenants relating to additional “funded debt,” minimum net worth and current ratio requirements and particular investments, as well as restrictions on capital expenditures.

Reference is made to Exhibit 10.3(e), under “Item 9.01.  Financial Statements and Exhibits,” for a complete copy of the Agreement, as executed, including exhibits thereto.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in “Item 1.01. Entry Into a Material Definitive Agreement” of this Current Report of Form 8-K, is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

10.3(e)                      Loan Agreement, dated as of November 12, 2009, between Cal-Maine Foods, Inc. and Metropolitan Life Insurance Company.

SIGNATURES

Pursuant to the requirements for the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAL-MAINE FOODS, INC.

Date: November 17, 2009	By:	/s/ Fred R. Adams, Jr.
Fred R. Adams, Jr.
Chairman of the Board and Chief Executive Officer